UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2003

STM WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-19923	95-3758983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

One Mauchly, Irvine, California	92618-2305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-7864

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

As previously disclosed, on February 20, 2003, STM Wireless, Inc. (the “Company”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, case number SA 03-11289JR (the “Bankruptcy Court”).

On February 24, 2003, the Bankruptcy Court approved debtor-in-possession financing in the amount of $200,000, which will allow the Company to continue to operate pending approval of a proposed sale of substantially all of its assets at a Bankruptcy Court hearing set for Friday, March 7, 2003 at 10:00 a.m. The sale will be conducted pursuant to section 363 of the Bankruptcy Code which will allow the purchaser to obtain the assets free and clear of any liens and claims. The proposed purchaser is Sloan Capital Partners, LLC, which has offered approximately $4 million for all of the assets of the Company and the assumption of certain liabilities. $2 million of the purchase is payable in cash. The proposed sale is subject to overbid pursuant to certain procedures also approved by the Bankruptcy Court on February 24, 2003.

In addition to the foregoing, the Company has also announced that it has received notice of delisting from Nasdaq and will be delisted from The Nasdaq Stock Market on March 3, 2003.

Reference is made to the press release issued to the public by the registrant on February 26, 2003, the text of which release is attached hereto as Exhibit 99.1 for a description of the events reported pursuant to this Form 8-K. The press release includes a detailed description of the overbid procedures relating to the sale of the Company’s assets.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibit is filed as part of this report:

99.1         Press Release dated February 26, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STM WIRELESS, INC.

Date: February 26, 2003	By:	/s/ JOSEPH WALLACE
Joseph Wallace
CFO

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 26, 2003

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